As filed with the Securities and Exchange Commission on October 8, 2015

Registration No. 333-200179

Registration No. 333-198043

Registration No. 333-182843

Registration No. 333-176422

Registration No. 333-167287

Registration No. 333-158860

Registration No. 333-151102

Registration No. 333-150527

Registration No. 333-135047

Registration No. 333-106238

Registration No. 333-97783

Registration No. 333-90768

Registration No. 333-80807

Registration No. 333-72128

Registration No. 333-61136

Registration No. 333-56212

Registration No. 333-32684

Registration No. 333-32223

Registration No. 333-11883

Registration No. 33-72502

Registration No. 33-35549

Registration No. 2-97542

Registration No. 2-78926

Registration No. 2-78925

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

Form S-8 Registration No. 333-200179

Form S-8 Registration No. 333-198043

Form S-8 Registration No. 333-182843

Form S-8 Registration No. 333-176422

Form S-8 Registration No. 333-167287

Form S-8 Registration No. 333-158860

Form S-8 Registration No. 333-151102

Form S-8 Registration No. 333-150527

Form S-8 Registration No. 333-135047

Form S-8 Registration No. 333-106238

Form S-3 Registration No. 333-97783

Form S-8 Registration No. 333-80807

Form S-8 Registration No. 333-56212

Form S-8 Registration No. 333-32223

Form S-8 Registration No. 333-11883

Form S-8 Registration No. 33-72502

Form S-8 Registration No. 33-35549

POST-EFFECTIVE AMENDMENT NO. 2 TO

Form S-8 Registration No. 333-90768

Form S-3 Registration No. 333-61136

Form S-3 Registration No. 333-32684

Form S-8 Registration No. 2-97542

Form S-8 Registration No. 2-78926

POST-EFFECTIVE AMENDMENT NO. 4 TO

Form S-8 Registration No. 2-78925

POST-EFFECTIVE AMENDMENT NO. 5 TO

Form S-3 Registration No. 333-72128

UNDER

THE SECURITIES ACT OF 1933

THORATEC CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

California	94-2340464
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

6035 Stoneridge Drive

Pleasanton, California 94588

(Address of Principal Executive Offices)

AMENDED AND RESTATED 2002 EMPLOYEE STOCK PURCHASE PLAN

2002 EMPLOYEE STOCK PURCHASE PLAN

AMENDED AND RESTATED 2006 INCENTIVE STOCK PLAN

1997 STOCK OPTION PLAN, AS AMENDED

1996 NONEMPLOYEE DIRECTORS STOCK OPTION PLAN, AS AMENDED

EMPLOYEE STOCK PURCHASE PLAN

1996 STOCK OPTION PLAN

1993 STOCK OPTION PLAN

1988 NON-QUALIFIED STOCK OPTION PLAN

PERFORMANCE NON-QUALIFIED STOCK OPTION PLAN

1984 INCENTIVE STOCK OPTION PLAN

RESTATED DIRECTORS STOCK OPTION PLAN

INCENTIVE STOCK OPTION PLAN

AMENDED AND RESTATED NON-QUALIFIED STOCK OPTION PLAN

AMENDED AND RESTATED EXECUTIVE OFFICERS STOCK OPTION PLAN

(Full Titles of the Plans)

Donald J. Zurbay

Thoratec Corporation

6035 Stoneridge Drive

Pleasanton, California 94588

(Name and Address of Agent for Service)

(925) 847-8600

(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments relate to the following Registration Statements on Form S-8 and Form S-3 (collectively, the “Registration Statements”), filed with the Securities and Exchange Commission (the “SEC”) by Thoratec Corporation (the “Registrant”):

•

Registration Statement No. 333-200179, filed with the SEC on November 13, 2014, pertaining to the registration of 800,000 shares of the Registrant’s common stock issuable pursuant to the Registrant’s Amended and Restated 2002 Employee Stock Purchase Plan.

•

Registration Statement No. 333-198043, filed with the SEC on August 11, 2014, pertaining to the registration of 2,000,000 shares of the Registrant’s common stock issuable pursuant to the Registrant’s Amended and Restated 2006 Incentive Stock Plan.

•

Registration Statement No. 333-182843, filed with the SEC on July 25, 2012, pertaining to the registration of (i) 250,000 shares of the Registrant’s common stock issuable pursuant to the Registrant’s 2002 Employee Stock Purchase Plan and (ii) 3,750,000 shares of the Registrant’s common stock issuable pursuant to the Registrant’s Amended and Restated 2006 Incentive Stock Plan.

•

Registration Statement No. 333-176422, filed with the SEC on August 22, 2011, pertaining to the registration of 250,000 shares of the Registrant’s common stock issuable pursuant to the Registrant’s 2002 Employee Stock Purchase Plan.

•

Registration Statement No. 333-167287, filed with the SEC on June 3, 2010, pertaining to the registration of 3,200,000 shares of the Registrant’s common stock issuable pursuant to the Registrant’s Amended and Restated 2006 Incentive Stock Plan.

•

Registration Statement No. 333-158860, filed with the SEC on April 28, 2009, pertaining to the registration of 250,000 shares of the Registrant’s common stock issuable pursuant to the Registrant’s 2002 Employee Stock Purchase Plan.

•

Registration Statement No. 333-151102, filed with the SEC on May 22, 2008, pertaining to the registration of 3,200,000 shares of the Registrant’s common stock issuable pursuant to the Registrant’s Amended and Restated 2006 Incentive Stock Plan.

•

Registration Statement No. 333-150527, filed with the SEC on April 30, 2008, pertaining to the registration of 250,000 shares of the Registrant’s common stock issuable pursuant to the Registrant’s 2002 Employee Stock Purchase Plan.

•

Registration Statement No. 333-135047, filed with the SEC on June 15, 2006, pertaining to the registration of (i) 250,000 shares of the Registrant’s common stock issuable pursuant to the Registrant’s 2002 Employee Stock Purchase Plan and (ii) 2,200,000 shares of the Registrant’s common stock issuable pursuant to the Registrant’s Amended and Restated 2006 Incentive Stock Plan.

•

Registration Statement No. 333-106238, filed with the SEC on June 18, 2003, pertaining to the registration of 4,700,000 shares of the Registrant’s common stock issuable pursuant to the Registrant’s 1997 Stock Option Plan, as amended, and its 1996 Nonemployee Directors Stock Option Plan, as amended.

•	Registration Statement No. 333-97783, filed with the SEC on August 7, 2002, pertaining to the “shelf” registration of 7,609,719 shares of the Registrant’s common stock.

•

Registration Statement No. 333-90768, originally filed with the SEC on June 19, 2002, pertaining to the registration of 500,000 shares of the Registrant’s common stock issuable pursuant to the Registrant’s Employee Stock Purchase Plan.

•	Registration Statement No. 333-72128, originally filed with the SEC on October 24, 2001, pertaining to the registration of 8,050,000 shares of the Registrant’s common stock.

•	Registration Statement No. 333-61136, originally filed with the SEC on May 17, 2001, pertaining to the “shelf” registration of 4,828,240 shares of the Registrant’s common stock.

•

Registration Statement No. 333-56212, filed with the SEC on February 26, 2001, pertaining to the registration of 6,400,000 shares of the Registrant’s common stock issuable pursuant to the Registrant’s 1997 Stock Option Plan.

•	Registration Statement No. 333-32684, originally filed with the SEC on March 17, 2000, pertaining to the registration of 5,175,000 shares of the Registrant’s common stock.

•

Registration Statement No. 333-80807, filed with the SEC on June 16, 1999, pertaining to the registration of (i) 1,800,000 shares of the Registrant’s common stock issuable pursuant to the Registrant’s 1997 Stock Option Plan and (ii) 200,000 shares of the Registrant’s common stock issuable pursuant to the Registrant’s 1996 Nonemployee Directors Stock Option Plan.

•

Registration Statement No. 333-32223, filed with the SEC on July 28, 1997, pertaining to the registration of 1,000,000 shares of the Registrant’s common stock issuable pursuant to the Registrant’s 1997 Stock Option Plan.

•

Registration Statement No. 333-11883, filed with the SEC on September 12, 1996, pertaining to the registration of 983,333 shares of the Registrant’s common stock issuable pursuant to the Registrant’s 1996 Stock Option Plan and its 1996 Nonemployee Directors Stock Option Plan.

•

Registration Statement No. 33-72502, filed with the SEC on December 6, 1993, pertaining to the registration of 2,000,000 shares of the Registrant’s common stock issuable pursuant to the Registrant’s 1993 Stock Option Plan.

•

Registration Statement No. 33-35549, filed with the SEC on June 22, 1990, pertaining to the registration of (i) 995,499 shares of the Registrant’s common stock issuable pursuant to the Registrant’s 1988 Non-Qualified Stock Option Plan and (ii) 1,000,000 shares of the Registrant’s common stock issuable pursuant to the Registrant’s Performance Non-Qualified Stock Option Plan.

•

Registration Statement No. 2-97542, originally filed with the SEC on May 9, 1985, pertaining to the registration of 295,400 shares of the Registrant’s common stock issuable pursuant to the Registrant’s 1984 Incentive Stock Option Plan.

•

Registration Statement No. 2-78926, originally filed with the SEC on August 19, 1982, pertaining to the registration of 100,000 shares of the Registrant’s common stock issuable pursuant to the Registrant’s Restated Directors Stock Option Plan.

•

Registration Statement No. 2-78925, originally filed with the SEC on August 19, 1982, pertaining to the registration of 523,184 shares of the Registrant’s common stock issuable pursuant to the Registrant’s Incentive Stock Option Plan, Amended and Restated Non-Qualified Stock Option Plan, and Amended and Restated Executive Officers Stock Option Plan.

The Registrant is filing these Post-Effective Amendments to the Registration Statements to withdraw and remove from registration the unissued securities issuable by the Registrant pursuant to the above-referenced Registration Statements.

On October 8, 2015, pursuant to the terms of the Agreement and Plan of Merger, dated as of July 21, 2015 (the “Merger Agreement”), by and among SJM International, Inc. (“SJMI”) (which subsequently assigned its rights under the Merger Agreement to SJM Thunder Holding Company (“SJM Holdings”), an affiliate of SJMI and a wholly owned subsidiary of St. Jude Medical, Inc. (“St. Jude Medical”)), Spyder Merger Corporation (“Merger Sub”), a wholly owned subsidiary of SJM Holdings, the Registrant, and, solely with respect to certain provisions, St. Jude Medical, Merger Sub merged with and into the Registrant (the “Merger”), with the Registrant surviving the Merger as a wholly owned subsidiary of SJM Holdings and St. Jude Medical.

As a result of the Merger, the offerings of the Registrant’s securities pursuant to the above-referenced Registration Statements have been terminated. In accordance with an undertaking made by the Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statements that remain unissued at the termination of the offerings, the Registrant hereby removes from registration the securities registered but unissued under such Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and Form S-3 and has duly caused these Post-Effective Amendments to the Registration Statements on Form S-8 and Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota on October 8, 2015.

Thoratec Corporation

By:	/s/ Donald J. Zurbay
Donald J. Zurbay
President

*	Pursuant to Rule 478 under the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment.